As filed with the Securities and Exchange Commission on March 20, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3845	94-3076866
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3303 Monte Villa Parkway
Bothell, Washington 98021
(425) 402-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daphne Taylor
Chief Financial Officer
3303 Monte Villa Parkway
Bothell, Washington 98021
(425) 402-1400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher L. Doerksen
Kimberley R. Anderson
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☑  File No. 333-192880

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of offered securities	Proposed maximum aggregate offering price(1)	Amount of registration fee
Units, each consisting of one share of common stock, $0.001 par value and one common stock warrant (2)
Shares of common stock included as part of the units (3)	116,279	$500,000	$65
Common stock warrants included as part of the units(2)
Shares of common stock acquirable upon exercise of the common stock warrants(3)	116,279	$552,326	$72
TOTAL(4)		$1,052,326	$137 (4)
__________

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.  Includes estimated proceeds from the exercise of the common stock warrants.

(2)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(3)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)
The registrant previously registered securities at an aggregate offering price not to exceed $31,569,767 on a related registration statement on Form S-1 (File No.333-192880), which was declared effective on March 19, 2014, for which a filing fee of $4,067 was previously paid. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of
$1,052,326 is hereby registered.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional (i) units of BioLife Solutions, Inc., with each unit consisting of one share of common stock, $0.001 par value, and one common stock warrant, and (ii) shares of common stock issuable upon exercise of such warrants, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-192880), which was declared effective by the Securities and Exchange Commission on March 19, 2014, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

All exhibits filed or incorporated by reference in the registrant’s registration statement on Form S-1, as amended (File No. 333-192880), are incorporated by reference into, and shall be deemed to be part of, this registration statement, except for the following, which are filed herewith:

Exhibit	Description
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Peterson Sullivan LLP
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 hereto)
24.1*	PPower of Attorney

* Filed as Exhibit 24.1 to the registrant’s registration statement on Form S-1 (File No. 333-192880) filed with the Securities and Exchange Commission on December 16, 2013 and incorporated in this registration statement by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 20th day of March, 2014.

BIOLIFE SOLUTIONS, INC.

By:	/s/ Michael Rice
Name: Michael Rice
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Rice	Chief Executive Officer	March 20, 2014
Michael Rice	(Principal Executive Officer) and Director

/s/ Daphne Taylor	Chief Financial Officer	March 20, 2014
Daphne Taylor	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board	March 20, 2014
Raymond Cohen

*	Director	March 20, 2014
Andrew Hinson

*	Director	March 20, 2014
Joseph Schick

*	Director	March 20, 2014
Rick Stewart

* /s/ Michael Rice
Michael Rice, attorney-in-fact

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